Exhibit 10.47

TIVITY HEALTH, INC.

SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

DEFERRED STOCK UNIT AWARD AGREEMENT

(DIRECTORS)

This DEFERRED STOCK UNIT AWARD AGREEMENT (the "Agreement"), dated GRANT DATE (“Grant Date”), is by and between Tivity Health, Inc., a Delaware corporation (the "Company"), and PARTICIPANT NAME (the "Director"), under the Company's Second Amended and Restated 2014 Stock Incentive Plan (the "Plan") and is being made as a result of the Director’s election (the “Director Election”) under the Tivity Health, Inc. Director Deferred Compensation Program (the “Program”) to receive “Election RSUs” in lieu of the Director’s Cash Retainer.  Terms not otherwise defined herein shall have the meanings given to them in the Program.

Section 1.Deferred Stock Unit Award.  The Director is hereby granted NUMBER OF STOCK UNITS deferred stock units (the "Deferred Stock Units").  Each Deferred Stock Unit (and any Dividend Equivalent Units, as defined in Section 4) represents the right to receive one share of the Company's Common Stock, $.001 par value (the "Stock"), subject to the terms and conditions of this Agreement and the Plan.

Section 2.Vesting and Settlement of the Award.  The Deferred Stock Units are one hundred percent vested as of the Grant Date. The Company shall issue one share of Stock to the Director for each Deferred Stock Unit and Dividend Equivalent Unit at the time set forth in the Director Election applicable to this Agreement (in the aggregate, such shares, the “Distributed Shares”).  The Distributed Shares shall be represented by a certificate or by a book-entry.

Section 3.[intentionally omitted]

Section 4.Voting Rights and Dividends.  The Director shall be credited with dividend equivalents in accordance with the terms set forth in the Program (if credited in additional Stock units, a “Dividend Equivalent Unit”) with respect to each Deferred Stock Unit and Dividend Equivalent Unit outstanding at the time of any payment of dividends to stockholders on a share of Stock.  The Director shall not have any voting rights with respect to the Stock underlying the Deferred Stock Units or Dividend Equivalent Units prior to the settlement thereof and the issuance of the Distributed Shares as set forth in Section 2.  A holder of Distributed Shares shall have full dividend and voting rights as a holder of Stock.

Section 5.Restrictions on Transfer; Change in Control.

5.1  General Restrictions.  The Deferred Stock Units (including any Dividend Equivalent Units) shall not be transferable by the Director (or his or her legal representative or estate) other than by will or by the laws of descent and distribution.  The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Director.

5.2  Change in Control.  Upon the occurrence of a Change in Control, so long as

Exhibit 10.47

such Change in Control constitutes a “change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A of the Code, all restrictions imposed on the Deferred Stock Units shall expire automatically and the Deferred Stock Units shall settle in accordance with Section 2 with the Distributed Shares related thereto being outstanding at the effective time of such Change in Control.

Section 6.Restrictive Agreement.  As a condition to the receipt of any Distributed Shares, the Director (or his or her legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Director or such other recipient of the shares represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.

Section 7.Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, the number of Deferred Stock Units and Dividend Equivalent Units subject to this Agreement shall be equitably and proportionately adjusted (without duplication of Section 4) by the Committee in accordance with the Plan.

Section 8.[intentionally omitted]

Section 9.Plan.  This Agreement is made under and subject to the provisions of the Plan and the Program, and all of the provisions of the Plan and the Program are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan or Program, the provisions of the Plan or Program, as the case may be, will govern.  By signing this Agreement, the Director confirms that he or she has received a copy of the Plan and the Program.

Section 10.Miscellaneous.

10.1Entire Agreement.  This Agreement, the Program and the Plan contain the entire understanding and agreement between the Company and the Director concerning the Deferred Stock Units granted hereby, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Director have made no promises, agreements, conditions, or understandings relating to the Deferred Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

10.2Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

10.3Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company and the Director will be deemed an original and all of which together will be deemed the same Agreement.

10.4Notice.  All notices required to be given under this Agreement shall be

Exhibit 10.47

deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:Tivity Health, Inc.

701 Cool Springs Blvd

Franklin, Tennessee 37067

To the Director:	PARTICIPANT NAME
(Director name and address)	Address on File
at the Company

10.5Amendment.  Subject to the restrictions contained in the Plan and the Program, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 7 above, no such amendment shall impair the rights of the Director hereunder without the Director's consent.

10.6Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

10.7Validity; Severability.  If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  If any court determines that any provision of this Agreement is unenforceable but has the power to reduce the scope or duration of such provision, as the case may be, such provision, in its reduced form, shall then be enforceable.

10.8  Interpretation; Resolution of Disputes.  It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Director.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board.  Any determination made hereunder shall be final, binding and conclusive on the Director and the Company for all purposes.

10.9Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Director’s legal representative and permitted assignees.  All obligations imposed upon

Exhibit 10.47

the Director and all rights granted to the Company under this Agreement shall be binding upon the Director's heirs, executors, administrators, successors and assignees.

[remainder of page intentionally left blank; signature page follows]

Exhibit 10.47

IN WITNESS WHEREOF, the parties have caused the Deferred Stock Unit Agreement to be duly executed as of the day and year first written above.

TIVITY HEALTH, INC.
/s/ Adam Holland Name:Adam Holland Title:Chief Financial Officer

DIRECTOR: PARTICIPANT NAME

Online Grant Acceptance Satisfies

Signature Requirement